Q1 2022 Earnings and Business Update Call

Sanara MedTech
Evidence Based Healing

Disclaimers

This presentation contains forward-looking statements that discuss expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to Sanara MedTech Inc. (the “Company,” “Sanara,” “we,” “our” or “us”). All statements other than statements of historical fact contained herein are forward-looking statements. These statements may be identified by terms such as “may,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “preliminary,” “potential” or “continue” or the negatives of these terms, variations of these terms or other similar expressions. These forward-looking statements include statements regarding the development of new products, the regulatory process and expansion of the Company’s business. These items involve risks, contingencies and uncertainties such uncertainties associated with the development and process for obtaining regulatory approval for new products, the extent of product demand, market and customer acceptance, the effect of economic conditions, competition, pricing, the ability to consummate and integrate acquisitions, and other risks, contingencies and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s most recently filed Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q as well as other documents the Company files with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. Forward-looking statements contained in this presentation are made as of this date, and the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by applicable securities laws.

This presentation contains statistical and market data that we obtained from industry publications, reports generated by third parties, third-party studies and public filings. Although we believe that the publications, reports, studies and filings are reliable as of the date of this presentation, we have not independently verified such statistical or market data.

The trademarks and service marks included herein are the property of the owners thereof and are used for reference purposes only. Such use should not be construed as an endorsement of such products.

CAUTION: This presentation concerns certain products that are under clinical investigation and which have not yet been cleared for marketing by the U.S. Food and Drug Administration. These products are currently limited by federal law to investigational use, and no representation is made as to the safety or effectiveness of these products for the purposes for which they are being investigated.

Overview

Commentary on Q1 2022

- **Financial Update**
  - Highest sales quarter ($7.8 million) in the Company's history; first quarter with a month in which the Company generated >$3 million in sales
  - Net loss of $3.2 million for Q1 2022
  - Net loss compared to Q1 2021 impacted by increased SG&A (+$4.0 million), higher R&D costs (+<$.1 million), and losses due to equity method accounting for the investment (+$0.3 million) in Precision Healing
  - Breaking down SG&A:
    - Total cost related to commissions and selling fees: $3.2 million
    - Total costs related to compensation and benefits (excluding Rochal and WounDerm which were $0.3 million and $0.2 respectively): $2.9 million
    - Total costs related to sales, marketing, and clinical studies: $0.7 million
    - Total costs related to Rochal Technologies: $0.6 million
    - Total costs related to WounDerm: $0.8 million (including $0.45 million in transaction costs associated with our Precision Healing merger)
- **Surgical Products Sales**
  - Continuing focus on increasing facility approvals, driving product adoption in existing facilities, evaluating new products, and supporting research proving the efficacy of our current product offering
- **Precision Healing Merger Overview**
  - Acquired important technology to further enhance the Sanara technology platform and comprehensive wound and skin offering
  - Management believes that wound and skin data collected by the Precision Healing platform will aid clinicians in accurately diagnosing the wound condition and ultimately lead to improved clinical practice guidelines used to increase healing rates and decrease costs
  - The technology platform is expected to allow the Company to develop ongoing evidence-based treatment algorithms as more wound and skin conditions are analyzed
  - 510(k)s for the Precision Healing imager and assay are being prepared for submittal before the end of Q3 2022

Surgical Products

Surgical Overview

- 31 field sales managers (8 territory sales managers ("TSM"))
- CellerateRX Surgical sold in 562 hospitals/ASCs in the trailing twelve months
- CellerateRX Surgical sold in hospitals/ASCs across 26 states(1) in the TTM
- CellerateRX Surgical approved to be sold in approximately 1,250 hospitals/ASCs.
- Total estimated available market in the United States:
    - 6,090 hospitals(2)
    - 5,700 ASCs(3)


POWDER
Cellerate RX Surgical
ACTIVATED COLLAGEN (CRX)
www.cellerateRX.com



(1) Number based on a minimum a $50,000 annual run rate for the quarter.
(2) American Hospital Association. Fast Facts on U.S. Hospitals, 2021.
(3) Becker's ASC Review dated June 19, 2020 referencing CMS data from May 2020 as reported by ASCA.

WounDerm Overview

Sanara MedTech
Evidence Based Healing

Comprehensive Wound & Skin Solution for All Care Settings

Sanara plans to deliver a comprehensive wound care ecosystem targeting the entire continuum of care

All Care Settings

Acute				
Physician Office	Inpatient Hospital	OR	ASC	LTACH

Post - Acute				
Physician Office	Clinics and WCC	SNF	LTC	Home Health

Continuum of Care from Acute to the Home

Current and Expected Products and Technology-Enabled Services

Products and R&D

Sanara MedTech — Evidence Based Healing

Rochal Technologies — A Sanara MedTech Inc. Company

COOK BIOTECH

Diagnostics

Precision Healing

Virtual Care / Telemedicine

DirectDerm™ — Expert Diagnosis. Personal Care.

Mgroup Strategies — Healthcare Solutions

WounDerm

Proprietary Data Analytics / Formulary Development

Integrated by All Parties

Sanara MedTech

A Comprehensive Solution for Wound Care

Sanara MedTech

Sanara is a provider of products and technologies for surgical and chronic wounds dedicated to improving patient outcomes.

The components of Sanara's offering are complementary and promote improved outcomes.

Proprietary Diagnostics	• Designed to quantify key biomarkers that dictate the trajectory of wound healing and identify deficiencies to guide treatment.
Virtual Consults (Wound and Dermatology)	• Virtual consult services for wound care and dermatology provided by experienced specialized physicians/clinicians
Proprietary Products	• Products that improve patient outcomes by addressing multiple conditions that impact wound healing in Sanara's six focus areas
WounDerm EMR	• Proprietary EMR and app developed specifically for wound care and dermatology • Offers wound tracking analytics, recommended treatments/decision support, and automated referrals

Sanara Solution	Disruption Compared to Current Standard of Care
Precision Healing Diagnostics	• Expected to capture more biomarkers than competing products • Expected to capture both bacterial load and host response
MGroup and DirectDerm Virtual Consults	• Access to specialized wound and dermatology physicians/clinicians utilizing proprietary products and eventually proprietary treatment algorithms
Proprietary Products	• Highly efficacious products supported by studies with proven results healing wounds
WounDerm EMR	• Allows providers the ability to follow the patient across all care settings.

Sanara MedTech Portfolio
Innovative, Comprehensive, Complementary

Sanara MedTech

Diagnostics/Treatment Algorithms

- Novel and disruptive approach to unmet need in the care of skin and chronic wounds
- Allows for development of advanced virtual care pathways with scalable patient access and treatment algorithms

Precision Healing

EMR and Mobile App

- Provider to patient interface
- Capabilities include:
  - Wound tracking analytics
  - Recommended treatment plans
  - Decision support
  - Automated referrals
  - Efficient revenue cycle workflows
- Data used to develop algorithms to better treat wounds and drive product development

WounDerm

Virtual Consult

- **MGroup Strategies**
  - Wound Care virtual consult services
  - Licensed in 50 states
- **DirectDerm**
  - Dermatology virtual consult services
  - Perform 5,000+ consults per month
- Ability to triage consumer, recommend and prescribe products and expedite on-site care if needed

DirectDerm™ Expert Diagnosis. Personal Care.

Mgroup Strategies Healthcare Solutions

Research and Development

- In-house R&D team
- Core Capabilities
  - Product scale-up, FDA-compliant quality management system, manufacturing (Contract Manufacturing Organization), biocompatibility testing, performance testing, stability testing, regulatory support, clinical testing

Rochal Technologies A Sanara MedTech Inc. Company

Sanara Proprietary Products

- Highly efficacious products for use by physicians and clinicians across the continuum of care.
- **Hydrolyzed Collagen**
  - CellerateRX® Surgical Powder and Gel
  - HYCOL® Powder and Gel
- **BIAKŌS™ Antimicrobial Products**
  - Skin and Wound Cleanser/Gel/Irrigant
- Evaluating alternatives to HBOT as well as a NPWT offering

Sanara MedTech Evidence Based Healing

Additional Partnership Products

- **FORTIFY TRG™ Tissue Repair Graft**
  - Ideal for reinforcement of soft tissue
- **FORTIFY FLOWABLE™ Extracellular Matrix**
  - Provides a natural, complex ECM scaffold for cellular invasion and capillary growth

Financial Overview

Sanara MedTech
Evidence Based Healing

Q1 2022 Financial Highlights

Sanara MedTech

Overview

- **Revenue**
  - For the three months ended March 31, 2022, revenues totaled $7.8 million compared to revenues of $5.0 million for the three months ended March 31, 2021, representing a 56% increase from the prior year period.
  - The higher revenues in 2022 were primarily due to increased sales of surgical wound care products as a result of our sales force expansion and our continuing strategy to expand our independent distribution network in both new and existing U.S. markets.
- **SG&A**
  - SG&A expenses for the three months ended March 31, 2022, were $9.4 million compared to SG&A expenses of $5.4 for the three months ended March 31, 2021.
  - The higher SG&A expenses in 2022 were primarily due to increased selling costs resulting from sales force expansion and operational support, higher sales commission expense as a result of higher product sales, higher non-cash equity compensation costs, and higher payroll costs related to the mid-year addition of the Rochal workforce in July 2021.
    - Total cost related to commissions and selling fees: $3.2 million
    - Total costs related to compensation and benefits (excluding Rochal and WounDerm which were $0.3 million and $0.2 respectively): $2.9 million
    - Total costs related to sales, marketing, and clinical studies: $0.7 million
    - Total costs related to Rochal Technologies: $0.6 million
    - Total costs related to WounDerm: $0.8 million (including $0.45 million in transaction costs associated the Precision Healing merger)
  - As part of our strategy to expand our sales reach in new and existing markets, we employed thirteen additional field sales managers since March 31, 2021.
- **Net Loss**
  - Net loss of $3.2 million, compared to $1.2 million for the three months ended March 31, 2021.
  - The higher net loss in 2022 was impacted by increased SG&A costs, higher R&D expenses, and the recognition of losses on our equity method investment in Precision Healing.
- **Cash Balances at end of quarter (in millions)**
  - $27.3 (Q1-21), $24.4 (Q2-21), $22.4 (Q3-21), $18.7 (Q4-21), $16.1 (Q1-22)

Questions

Sanara MedTech
Evidence Based Healing